Exhibit 10.9

CORPORATE GUARANTY

(Term Loan)

In consideration of and in order to induce AGSTAR FINANCIAL SERVICES, PCA, a United States instrumentality, with its main banking house located in Mankato, Minnesota (the “Lender”), to extend financial accommodations to REG NEWTON, LLC, an Iowa limited liability company (the “Borrower”), pursuant to that certain Master Loan Agreement and First Supplement to Master Loan Agreement of even date herewith by and between the Lender and the Borrower (collectively, the “Credit Agreement”), the undersigned (the “Guarantor”), hereby:

1. Except as otherwise provided herein, unconditionally and absolutely guarantees to the Lender:

the full and prompt payment, when due, whether at the maturity date specified therein or theretofore upon acceleration of maturity pursuant to the provisions thereof, of accrued interest on that certain Term Note of even date herewith (as the same may be amended, restated, renewed or extended, from time to time), executed and delivered by the Borrower to the Lender, in the original principal amount of $23,610,731.50 (the “Note”); together with the full and prompt payment of any and all costs and expenses of and incidental to the enforcement of this Guaranty, including, without limitation, attorneys’ fees.

Notwithstanding any other provision of this Guaranty, Guarantor will be liable for not more than the unpaid accrued interest on the Note from the Effective Date through and until eighteen (18) months from the Effective Date (the “Termination Date”) together with the full and prompt payment of any and all costs and expenses of and incidental to the enforcement of this Guaranty, including, without limitation, attorney’s fees. Upon the earlier of the Termination Date or the full and indefeasible funding of the Debt Service Reserve Account to $1,800,000.00 in U.S. Funds which are fully collected, this Guaranty shall become null and void. Capitalized terms used and not otherwise defined in this Guaranty shall have the meanings attributed to such terms in the Credit Agreement.

2. Agrees that the Lender may, subject to the foregoing, demand payment from the Guarantor of any one or more installments (or portions thereof) of interest on the Note, when or at any time after the same are due, and the Guarantor shall immediately pay the same to the Lender, whether or not the Lender has (1) accelerated payment of the Loan Obligations; or (2) commenced repossession of, or foreclosure of any security interest, mortgage or other lien in, any or all of the collateral securing the Loan Obligations; or (3) otherwise exercised its rights and remedies hereunder or under the Loan Obligations, the documents related thereto or applicable law; provided, however, that (a) Guarantor shall not be liable to prepay any interest before it is actually accrued; and (b) Lender shall have first applied any amount in the Debt Service Reserve Account to the payment of accrued interest on the Note.

3. Waives (a) presentment, demand, notice of nonpayment, protest, and notice of protest and dishonor on the Loan Obligations; (b) notice of acceptance of this Guaranty by the Lender; and (c) notice of the creation or incurrence of the Loan Obligations by the Borrower.

4. Agrees that the Lender may, from time to time, without notice to the Guarantor, which notice is hereby waived by the Guarantor, extend, modify, renew or compromise the Loan Obligations, in whole or in part, without releasing, extinguishing or affecting in any manner whatsoever the liability of Guarantor hereunder, the foregoing acts being hereby consented to by the Guarantor.

5. Agrees that the Lender shall not be required to first resort for payment to the Borrower or any other person, corporation or entity, or their properties or estate, or any other right or remedy whatsoever, prior to enforcing this Guaranty. Notwithstanding the foregoing, the Lender must first resort to payment from the Debt Service Reserve Account prior to seeking payment from Guarantor under this Guaranty. Upon the depletion of the Debt Service Reserve Account and application of such amounts to the payment of accrued interest on the Note, the Lender may then demand payment of the outstanding accrued interest on the Note from the Guarantor.

6. Agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guaranty without regard to (a) the validity, regularity or enforceability of the Loan Obligations or the disaffirmance thereof in any insolvency or bankruptcy proceeding relating to the Borrower; or (b) any event or any conduct or action of the Borrower or the Lender or any other party which might otherwise constitute a legal or equitable discharge of a surety or guarantor but for this provision.

7. Agrees that this Guaranty shall remain in full force and effect and be binding upon the Guarantor until the earlier of the date the Loan Obligations are paid in full or the date the Guarantor has fully performed its obligations to Lender under this Guaranty.

8. Agrees that the Lender is expressly authorized to forward or deliver any or all collateral and security which may, at any time, be placed with it by the Borrower, the Guarantor or any other person, directly to the Borrower for collection and remittance or for credit, or to collect the same in any other manner and to renew, extend, compromise, exchange, release, surrender or modify the installments of, any or all of such collateral and security with or without consideration and without notice to the Guarantor and without in any manner affecting the absolute liability of the Guarantor hereunder; and that, except as otherwise provided herein, the liability of the Guarantor hereunder shall not be affected or impaired by any failure, neglect or omission on the part of the Lender to realize upon the Loan Obligations, or upon any collateral or security therefore, nor by the taking by the Lender of any other guaranty or guaranties to secure the Loan Obligations or any other indebtedness of the Borrower to the Lender, nor by the taking by the Lender of collateral or security of any kind nor by any act or failure to act whatsoever which, but for this provision, might or could in law or in equity act to release or reduce the Guarantor’s liability hereunder.

9. Agrees that notwithstanding any payment or payments made by the Guarantor hereunder or any setoff or application of funds of the Guarantor by the Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Lender against the Borrower or any other guarantor or any collateral security or guaranty or right of offset held by the Lender for the payment of the Loan Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Lender by the Borrower and on account of the Loan Obligations are paid in full. Notwithstanding any of the foregoing, to the extent (a) any right of subrogation which the Guarantor may have pursuant to this Guaranty or otherwise, or (b) any right of reimbursement or contribution or similar right against the Borrower, any property of the Borrower or any other guarantor of any of the Loan Obligations would result in the Guarantor being “creditors” of or the holders of a “claim” against the Borrower within the meaning of Title 11 of the United States Bankruptcy Code as now in effect or hereafter amended, or any comparable provision of any successor statute, the Guarantor hereby irrevocably waives such right of subrogation, reimbursement or contribution.

10. Agrees that the liability of the Guarantor hereunder shall not be affected or impaired by the existence or creation from time to time, with or without notice to the Guarantor, which notice is hereby waived, of indebtedness from the Borrower to the Lender in addition to the indebtedness evidenced by the Note; the creation or existence of such additional indebtedness being hereby consented to by the Guarantor.

11. Agrees that the possession of this instrument of guaranty by the Lender shall be conclusive evidence of due execution and delivery hereof by the Guarantor.

12. Agrees that this Guaranty shall be binding upon the legal representative, successors and assigns of the Guarantor, and shall inure to the benefit of the Lender and its successors, assigns and legal representative; that notwithstanding the foregoing, the Guarantor shall have no right to assign or otherwise transfer their rights and obligations under this Guaranty to any third party without the prior written consent of the Lender; and that any such assignment or transfer shall not release or affect the liability of the Guarantor hereunder in any manner whatsoever.

13. Agrees that the Guarantor may be joined in any action or proceeding commenced against the Borrower in connection with or based upon the Loan Obligations and recovery may be had against the Guarantor, to the extent of the Guarantor’s obligations hereunder, in any such action or proceeding or in any independent action or proceeding against the Guarantor should the Borrower fail to duly and punctually pay any of the interest on the Note without any requirement that the Lender first assert, prosecute or exhaust any remedy or claim against the Borrower (except as otherwise provided herein with respect to the Debt Service Reserve Account.

14. Agrees that upon the occurrence at any time of an Event of Default (as defined in the Credit Agreement), the Lender shall have the right to set off any and all amounts due hereunder by the Guarantor to the Lender against any indebtedness or obligation of the Lender to the Guarantor.

15. Agrees that, subject to the limitations of Section 1 of this Guaranty, the Guarantor shall be liable to the Lender for any deficiency remaining after foreclosure of any mortgage on real estate or any security interest in personal property granted by the Borrower, the Guarantor or any third party to the Lender to secure repayment of the Loan Obligations and the subsequent sale by the

Lender of the property subject thereto to a third party (whether at a foreclosure sale or at a sale thereafter by the Lender in the event the Lender purchases said property at the foreclosure sale) notwithstanding any provision of applicable law which may prevent the Lender from obtaining a deficiency judgment against, or otherwise collecting a deficiency from, the Borrower, including without limitation, Minnesota Statutes Section 580.23.

16. Agrees that this Guaranty shall be deemed a contract made under and pursuant to the laws of the State of Minnesota and shall be governed by and construed under the laws of such state; and that, wherever possible, each provision of this Guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provisions of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of the Guaranty.

17. Agrees that no failure on the part of the Lender to exercise, and no delay in exercising, any right or remedy hereunder shall operate as or constitute a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

18. Agrees to deliver to the Lender, as soon as available and in any event within one hundred twenty (120) days after the end of Guarantor’s fiscal year ending December 31, 2010, and for each succeeding fiscal year, a copy of the audited financial statements (including balance sheet, statements of income and cash flows, all accompanying notes thereto and any management letter), for such year for the Guarantor, certified, without qualification, in an opinion acceptable to the Lender by independent certified public accountants of recognized standing selected by the Guarantor and acceptable to the Lender. In addition, Guarantor agrees with reasonable promptness, to provide to Lender such further information regarding the business, operations, affairs and financial and other condition of the Guarantor as the Lender may reasonably request.

19. Waives any and all claims against the Lender and defenses to performance and payment hereunder relating in any way, directly or indirectly, to the performance of the Lender’s obligations or exercise of any of its rights under the Note and the documents related thereto.

20. Warrants and represents to the Lender as follows:

a.	Enforceability. This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms (subject, as to enforceability, to limitations resulting from bankruptcy, insolvency or other similar laws affecting creditors’ rights generally).

b.	Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), property or assets of the Guarantor, or which would question the validity of this Guaranty or any instrument, document or other agreement related hereto or required hereby, or impair the ability of the Guarantor to perform their obligations hereunder or thereunder.

c.	Default. Guarantor is not in default of a material provision under any material agreement, instrument, decree or order to which they are parties or by which they or their property is bound or affected.

d.	Consents. No consent, approval, order or authorization, registration, declaration or filing with, or notice to, any governmental authority or any third party is required in connection with the execution and delivery of this Guaranty or any of the agreements or instruments herein mentioned to which Guarantor is a party or the carrying out or performance of any of the transactions required or contemplated hereby or thereby or, if required, such consent, approval, order or authorization has been obtained or such registration, declaration or filing has been accomplished or such notice has been given prior to the date hereof.

e.	Taxes. Guarantor has filed all tax returns required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, which are not being contested in good faith and by appropriate proceedings and Guarantor has no information or knowledge of any objections to or claims for additional taxes in respect of federal income or excess profits tax returns for prior years.

21. Agrees that (a) the Guarantor will indirectly benefit by and from the making of the loan by the Lender to the Borrower evidenced by the Note; (b) the Guarantor has received legal and adequate consideration for the execution of this Guaranty and has executed and delivered this Guaranty to the Lender in good faith in exchange for reasonably equivalent value; (c) the Guarantor is not presently insolvent and will not be rendered insolvent by virtue of the execution and delivery of this Guaranty; (d) the Guarantor has not executed or delivered this Guaranty with actual intent to hinder, delay or defraud the Guarantor’s creditors; and (e) the Lender has agreed to make such loan in reliance upon this Guaranty.

22. Agrees that if, at any time, all or any part of any payment previously applied by the Lender to any of the Loan Obligations must be returned by the Lender for any reason, whether by court order, administrative order or settlement, the Guarantor shall remain liable for the full amount of interest payments returned as if said amount had never been received by the Lender, notwithstanding any term of this Guaranty or the cancellation or return of any note or other agreement evidencing the Loan Obligations.

23. Agrees that (a) the Guarantor irrevocably submits to the jurisdiction of any Minnesota state court or federal court over any action or proceeding arising out of or relating to the Note, the Credit Agreement, and any instrument, agreement or document related thereto; (b) all claims in respect of such action or proceeding may be heard and determined in such Minnesota state or federal court; (c) the Guarantor irrevocably waives, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding; (d) the Guarantor irrevocably consent to the service of copies of the Summons and Complaint and any other process which may be served in any such action or proceeding by the mailing by United States certified mail, return receipt requested, of copies of such process to the Guarantor’s last known addresses; (e) judgment final by appeal, or expiration of time to appeal without an appeal being taken, in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law; and (f) nothing in this Paragraph shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against the Guarantor or their property in the courts of any other jurisdiction to the extent permitted by law.

24. Nothing in this Guaranty shall limit, modify, release or effect Guarantor’s obligations to Lender under that certain Corporate Guaranty of even date herewith wherein Guarantor guaranteed the full and prompt payment of the Revolving Line of Credit Note executed by and delivered to Lender by Borrower.

Dated this 8th day of March, 2010.

GUARANTOR:

RENEWABLE ENERGY GROUP, INC.,

f/k/a REG NEWCO, INC. a Delaware corporation

/s/ Daniel J. Oh
By:	Daniel J. Oh
Its:	President